                                                                    EXHIBIT 99.2

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)



                          Index to Financial Statements

AUDITED FINANCIAL STATEMENTS:

Independent  Auditors'  Report                                                     1

Audited  Financial  Statements:
     Balance  Sheet                                                                2

     Statement  of  Operations                                                     3

     Statement  of  Stockholders'  Deficit                                         4

     Statement  of  Cash  Flows                                                    5

     Notes  to  Financial  Statements                                            6 - 17

UNAUDITED CONDENSED FINANCIAL STATEMENTS:

     Unaudited Condensed Balance Sheets as of September 30, 2003 and
     December 31, 2002                                                            18

     Unaudited Condensed Statements of Operations for the Three and
     Nine Months Ended September 30, 2003 and 2002                                19

     Unaudited Condensed Statements of Cash Flows for the Nine Months
     Ended September 30, 2003 and 2002                                            20

     Notes to Unaudited Condensed Financial Statements                          21 - 25

                          INDEPENDENT AUDITORS' REPORT



The  Board  of  Directors
Procera  Networks,  Inc.
Campbell,  California

We have audited the accompanying balance sheet of Procera Networks, Inc. (a development stage enterprise) as of December 31, 2002 and the related statements of operations, stockholders' deficit, and cash flows for the period from May 1, 2002 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Procera Networks, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the period from May 1, 2002 (date of inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Procera Networks, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred net losses since its inception and has experienced severe liquidity problems. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Burr, Pilger & Mayer LLP
Palo  Alto,  California
September  26,  2003,  except  as  to
Note 12, which is as of October 16, 2003

                                 PROCERA NETWORKS, INC.
                            (a development stage enterprise)

                                      BALANCE SHEET

                                    December 31,2002


                                 ASSETS
Current assets:
  Cash and cash equivalents                                                 $     7,854
  Accounts receivable, net                                                       23,289
  Inventory                                                                     127,995
  Prepaid expenses                                                               29,941
                                                                            ------------
      Total current assets                                                      189,079

Property and equipment, net                                                      57,047
                                                                            ------------

      Total assets                                                          $   246,126
                                                                            ============


                  LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                          $   142,059
  Accrued liabilities                                                           524,032
  Convertible notes payable                                                   1,080,000
                                                                            ------------
      Total current liabilities                                               1,746,091
                                                                            ------------

Commitments and contingencies (Note 6)

Stockholders' deficit:
  Preferred stock, $0.001 par value; 20,000,000 shares authorized;
    none issued and outstanding at December 31, 2002                                  -
  Common stock, $0.001 par value, 50,000,000 shares authorized; 8,115,000
    shares issued and outstanding at December 31, 2002                            8,115
  Common stock subscriptions                                                      2,204
  Receivable for stock                                                           (1,200)
  Deficit accumulated during the development stage                           (1,509,084)
                                                                            ------------
      Total stockholders' deficit                                            (1,499,965)
                                                                            ------------
      Total liabilities and stockholders' deficit                           $   246,126
                                                                            ============

                     The accompanying notes are an integral
                       part of these financial statements.

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)

                             STATEMENT OF OPERATIONS

               for the period from May 1, 2002 (date of inception)
                              to December 31, 2002


Sales                            $   175,368
Cost of sales                         89,875
                                 ------------
      Gross profit                    85,493
                                 ------------


Operating expenses:
  Engineering                        554,545
  Sales and marketing                324,238
  General and administrative         638,665
                                 ------------
      Total operating expenses     1,517,448
                                 ------------

     Loss from operations         (1,431,955)

Other income (expense)
  Other income                        11,796
  Interest expense                   (88,925)
                                 ------------

      Net loss                   $(1,509,084)
                                 ============

                     The accompanying notes are an integral
                       part of these financial statements.

                                                      PROCERA NETWORKS, INC.
                                                 (a development stage enterprise)

                                                STATEMENT OF STOCKHOLDERS' DEFICIT

                             for the period from May 1, 2002 (date of inception) to December 31, 2002


                                                                                                          Deficit
                                                                           Common Stock                 Accumulated
                                                       Common Stock        Subscriptions    Receivable   During the      Total
                                                    ------------------  ------------------     for      Developmental Stockholders'
                                                     Shares    Amount    Shares    Amount     Stock        Stage        Deficit
                                                    ---------  -------  ---------  -------  ----------  ------------  ------------
Issuance of common stock to founders
  at $0.001 per share from May-October 2002         8,115,000  $ 8,115                                                $     8,115

Common stock subscriptions issued in connection
  with advisory agreement at $0.001  per share
  in May 2002                                                           1,200,000    1,200  $(1,200)                            -

Common stock subsriptions issued in connection
  with convertible notes payable at $0.01 and
  $0.001 per share from June-December 2002                                190,360    1,004                                  1,004


Net loss                                                                                                $(1,509,084)   (1,509,084)
                                                    ---------  -------  ---------  -------  ----------  ------------  ------------
BALANCES, DECEMBER 31, 2002                         8,115,000  $ 8,115  1,390,360  $ 2,204    $(1,200)  $(1,509,084)  $(1,499,965)
                                                    =========  =======  =========  =======  ==========  ============  ============

                     The accompanying notes are an integral
                       part of these financial statement.

                              PROCERA NETWORKS, INC.
                         (a development stage enterprise)

                              STATEMENT OF CASH FLOW

                for the period from May 1, 2002 (date of inception)
                               to December 31, 2002


Cash flows from operating activities:
  Net loss                                                            $(1,509,084)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
  Gain on disposal of fixed assets                                        (11,796)
  Common stock subscribtions issued in connection
    with convertible notes payable                                          1,004
  Depreciation                                                              1,197
  Changes in assets and liabilities:
    Increase in accounts receivable                                       (23,289)
    Increase in prepaid expenses                                          (29,941)
    Increase in inventory                                                (127,995)
    Increase in accounts payable                                          142,059
    Increase in accrued liabilities                                       473,235
                                                                      ------------
      Net cash used in operating activities:                           (1,084,610)
                                                                      ------------

Cash flows used in investing activities:
  Purchase of property and equipment                                      (10,651)
  Proceeds from sale of property and equipment                             15,000
                                                                      ------------
      Net cash used in investing activities                                 4,349
                                                                      ------------

Cash flows provided by financing activities:
  Proceeds from issuance of common stock                                    8,115
  Proceeds from convertible notes payable                               1,080,000
                                                                      ------------
      Net cash provided by financing activities                         1,088,115
                                                                      ------------

Net increase in cash and cash equivalents                                   7,854

Cash and cash equivalents, beginning of period                                  -
                                                                      ------------

Cash and cash equivalents, end of period                              $     7,854
                                                                      ============

Supplementary disclosure of non-cash transactions:
  Issuance of common stock subscriptions in connection with advisory
    agreement                                                         $     1,200
                                                                      ============
  Property and equipment acquired with accrued liabilities            $    50,797
                                                                      ============



                     The accompanying notes are an integral
                       part of these financial statements.

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                          Notes to Financial Statements


1.   FORMATION  AND  BUSINESS  OF  THE  COMPANY

     Procera Networks, Inc. ("Procera" or the "Company") was incorporated in Delaware on May 1, 2002. The Company is a development stage high technology device company engaged in the development and marketing of wire-speed layer 7 network solutions. The MLS layer 7 application switch product family provides wire-speed switching, routing, content control, flow metering (bandwidth limiting), packet shaping (quality of service prioritization), surveillance (monitoring/archiving of emails, instant messaging) for secure delivery of information and applications across wireless and wireline networks. The Company is in the development stage, devoting substantially all of its efforts to product development, raising financing and recruiting personnel. The Company has funded its operations substantially from the proceeds from notes payable.

     In the course of its development activities, the Company has sustained operating losses and expects such losses to continue through the foreseeable future. The Company will finance its operations primarily through its cash and cash equivalents, future financing and future revenues. However, there can be no assurance that such efforts will succeed or that sufficient funds will be available.

     FISCAL  YEAR

     The Company maintains its accounting records on a 52-53 week fiscal year. The fiscal year ends on the last Sunday of December and, as a result, an extra week is added every five or six years. For presentation purposes, the financial statements are shown as ending on December 31 although the fiscal year ended December 29, 2002.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     BASIS  OF  PRESENTATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, at December 31, 2002, the Company has an accumulated deficit of $1,509,084, negative working capital of $1,557,012 and has sustained an operating cash flow deficiency of $1,084,610 for the period from May 1, 2002 (date of inception) to December 31, 2002. In addition, the Company had insufficient cash at December 31, 2002 to fund its operations for the next fiscal year. The Company's activities have been financed principally through borrowings. The Company will require additional financing to fund ongoing operations. Management is actively pursuing additional equity and debt financing from both institutional and corporate investors. There can be no assurance that any new debt or equity financing could be successfully consummated. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

     USE  OF  ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain report amounts and disclosures. Accordingly, actual results could differ from those estimates.


                                    Continued
                                        6

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued



2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  continued

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     The carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, prepaid expenses, accounts payable and accrued liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for notes payable, the carrying amount of its debt approximates fair value.

     CONCENTRATION  OF  CREDIT  RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand and money market accounts in one financial institution in the United States. Deposits held with financial institutions may exceed the amount of insurance provided on such deposits. The Company has not experienced any material losses on its deposits of cash and cash equivalents.

     The Company's accounts receivable are derived from revenue earned from customers located in the United States, Australia, and Asia. The Company performs ongoing credit evaluations of certain customers' financial condition and, generally, requires no collateral from its customers. At December 31, 2002, three customers accounted for 50%, 39% and 11% of accounts receivable. For the period from May 1, 2002 (date of inception) to December 31, 2002, two customers accounted for 51% and 13% of revenues.

     CASH  AND  CASH  EQUIVALENTS

     The Company considers all highly liquid investments to mature within three months or less to be cash equivalents.

     ACCOUNTS  RECEIVABLE

     Accounts receivable are stated at net realizable value. Customers are on COD until credit approval. Uncollectible receivables are recorded as bad debt expense when all efforts to collect have been exhausted and recoveries are posted as they are received. No allowance for doubtful accounts exists as all the accounts receivable had been collected subsequent to year end.

     INVENTORY

     Inventory is stated at the lower of cost or market. Cost is determined on a standard cost basis which approximates actual cost on the first-in, first-out ("FIFO") method. Lower of cost or market is evaluated by considering obsolescence, excessive levels of inventory, deterioration and other factors. All inventory on hand at December 31, 2002 were finished goods.


                                    Continued
                                        7

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued



2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  continued

     PROPERTY  AND  EQUIPMENT

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is three years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter. Whenever assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is expensed as incurred; significant improvements are capitalized.

     IMPAIRMENT  OF  LONG-LIVED  ASSETS

     The Company evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset's fair value or discounted estimates of future cash flows. The Company has not identified any such impairment losses to date.

     INCOME  TAXES

     Income taxes are recorded under the liability method, under which deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assts to the amount expected to be realized.

     REVENUE  RECOGNITION

     Revenue is recognized when a purchase order has been received, the product has been shipped, the sales price is fixed and determinable and collection of the resulting receivable is probable.

     RESEARCH  AND  DEVELOPMENT

     Research  and  development  costs  are  charged  to operations as incurred.

     SHIPPING  AND  HANDLING  COSTS

     The Company includes shipping and handling costs associated with inbound and outbound freight in costs of goods sold.


                                    Continued
                                        8

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued



2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  continued

     RECENT  ACCOUNTING  PRONOUNCEMENTS

     In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations," which is effective for fiscal years beginning after June 15, 2002. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires, among other things, that the retirement obligations be recognized when they are incurred and displayed as liabilities on the balance sheet. In addition, the asset's retirement costs are to be capitalized as part of the asset's carrying amount and subsequently allocated to expense over the asset's useful life. The Company believes that the adoption of SFAS 143 will not have a material effect on the financial position or results of operations of the Company.

     In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," which is effective for fiscal years beginning after May 15, 2002. Under SFAS 145, gains and losses from the extinguishment of debt should be classified as extraordinary items only if they meet the criteria of Accounting Principles Board Opinion No. 30. SFAS 145 also addresses financial accounting and reporting for capital leases that are modified in such a way as to give rise to a new agreement classified as an operating lease. The Company believes that the adoption of SFAS 145 will not have a material effect on the financial position or results of operations of the Company.

     In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities," which is effective for exit or disposal activities initiated after December 31, 2002. SFAS 146 nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS 146, a liability is required to be recognized for a cost associated with an exit or disposal activity when the liability is incurred. SFAS 146 applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a retirement or disposal activity covered by FASB Statements No. 143 and 144. The Company believes that the adoption of SFAS 146 will not have a material effect on the financial position or results of operations of the Company.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes that the adoption of FIN 45 will not have a material impact on the financial position or results of operations of the Company.


                                    Continued
                                        9

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued



2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  continued

     RECENT  ACCOUNTING  PRONOUNCEMENTS,  continued

     In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21 ("EITF 00-21"), "Revenue Arrangements with Multiple Deliverables." EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company believes that the adoption of EITF 00-21 will not have a material impact on the financial position or results of operations of the Company.

     In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS 148 are effective for fiscal years ended after December 15, 2002. The interim disclosure requirements are effective for interim periods beginning after December 15, 2002. The Company believes that the adoption of SFAS 148 will not have a material impact on the financial position or results of operations of the Company.

     In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company believes that the adoption of FIN 46 will not have a material impact on the financial position or results of operations of the Company.

     In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires that certain financial instruments, which under previous guidance could be accounted for as equity, be classified as liabilities in the statement of financial position. Mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the first fiscal period beginning after December 15, 2003. The Company is currently evaluating the impact, if any, that the adoption of SFAS 150 will have on the financial position or results of operations of the Company.


                                    Continued
                                       10

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued


3.   PROPERTY  AND  EQUIPMENT

          Property  and equipment consist of the following at December 31, 2002:

          Tooling  and  test  equipment                        $   21,447
          Office  equipment                                        33,898
          Computer  equipment                                       2,899
                                                               ----------

               Total  cost                                         58,244

          Less  accumulated  depreciation                          (1,197)
                                                               ----------
                                                               $   57,047
                                                               ==========

     Depreciation expense for the year ended December 31, 2002 was $1,197.

4.   ACCRUED  LIABILITIES

     Accrued liabilities consist of the following at December 31, 2002:

          Payable  to  Digi  International,  Inc  (Note  10)   $  300,000
          Payroll  and  related  expenses                          91,691
          Accrued  interest  and  loan  fees                       87,300
          Professional  fees                                       36,000
          Other                                                     9,041
                                                               ----------
               Total                                           $  524,032
                                                               ==========


5.   CONVERTIBLE  NOTES  PAYABLE

     In May, June, July, September and November 2002, the Company issued $1,080,000 in convertible notes payable to certain investors. The principal amount of the convertible notes payable, together with interest at 0.5% per month is due and payable upon demand by the holders of the note on or after March 31, 2003. The outstanding principal and accrued interest of the notes are convertible, at the option of the holders, into Series B preferred stock at the purchase price paid for the Series B preferred stock at the first closing. The Company must also pay a monthly fee of 1.5% of the outstanding principal amount of the note. Additionally, the holders of the notes are entitled to 2% of the outstanding principal amount of each note per month in shares of the Company's common stock. For example, this provision provides for two shares of common stock to be earned for each $100 of principal outstanding each month. These notes are collateralized by a senior security interest in all of the assets of the Company, held pro rata with the other outstanding senior secured creditors and solely subordinate to senior bank financing or senior secured financing from a corporate strategic partner of the Company.

     In connection with the convertible notes payable issued in November 2002, the Company granted warrants to purchase common stock (Note 7).

6.   COMMITMENTS  AND  CONTINGENCIES

     The Company leases its principal operating facility under an operating lease that renews monthly, therefore there are no future minimum payments under this lease. Rent expense for the period from May 1, 2002 (date of inception) to December 31, 2002 was $102,000.


                                    Continued
                                       11

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued

7.   STOCKHOLDERS'  EQUITY

     COMMON  STOCK

     During 2002, the Company issued 8,115,000 shares of its common stock to founders and certain employees for cash under stock purchase agreements, some of which contain repurchase provisions. The shares are generally released from repurchase provisions ratably over three years. At December 31, 2002, 5,086,250 shares of common stock are subject to repurchase by the Company.

     COMMON  STOCK  SUBSCRIPTIONS

     In connection with the convertible notes payable (Note 5), the Company agreed to issue 190,360 shares of common stock to the holders of the notes. The Company has recorded the earned shares as a common stock subscription which resulted in a charge to interest expense of $1,004. Additionally, the Company entered into an advisory agreement with a director and agreed to issue 1,200,000 shares of common stock at $0.001 per share.

     WARRANTS

     In November 2002, the Company issued warrants to purchase 50,000 and 20,000 shares of common stock with an exercise price of $0.075 per share, respectively, in connection with the convertible notes payable (Note 5). The warrants are exercisable immediately and expire in November 2007. The fair value of warrants calculated using the Black-Scholes option pricing model was not considered material, and accordingly, no value was ascribed to them for financial reporting purposes.

     In December 2002, the Company issued warrants to purchase 100,000 and 75,000 shares of common stock to two advisory board members with an exercise price of $0.075 per share. The vesting terms are based on completion of service on the advisory board over a two year period, with the initial vesting occurring upon signing of the agreement. The warrants expire in December 2007. Only one of the agreements was signed in 2002. The fair value of warrants calculated using the Black-Scholes option pricing model was not considered material, and accordingly, no value was ascribed to them for financial reporting purposes.

     In December 2002, the Company issued warrants to purchase 400,000 shares of common stock for advisory services with an exercise price of $0.01 per share. The vesting terms are based on completion of advisory services and the attainment of certain milestones relating to OEM customers. The warrants expire in June 2004 unless the advisor has not exercised his vested warrant, and then the advisor shall have an additional three years to exercise the vested warrants. At December 31, 2002, none of the warrants were vested, thus the warrant was not valued.

     At  December  31,  2002,  all  of  the  above  warrants  are  outstanding.

8.   INCOME  TAXES

     As of December 31, 2002, the Company had federal and state net operating loss carryforwards of approximately $1,379,600. The net operating loss will expire at various dates beginning in 2012 through 2022, if not utilized.

     Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.


                                    Continued
                                       12

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)

                    Notes to Financial Statements, Continued



8.   INCOME  TAXES,  continued

     As of December 31, 2002, the Company had deferred tax assets of $522,700 primarily related to the benefits of net operating loss carryforwards of approximately $1,379,600. The net deferred tax asset has been fully offset by a valuation allowance during December 31, 2002 in the amount of $522,700.

9.   RELATED  PARTY  TRANSACTIONS

     In 2002, the Company entered into an advisory agreement with a director of the Company whereby the individual will provide advisory services to the Company. Additionally, the individual holds a convertible note payable in the amount of $150,000, which is included in the convertible notes payable amount of $1,080,000 (Note 5) and has been issued a common stock subscription to purchase 1,200,000 shares of common stock (Note 7).

10.  TRANSACTIONS  WITH  DIGI  INTERNATIONAL,  INC.

     In May 2002, the Company entered into a Purchase and License Agreement with Digi International, Inc. ("Digi") whereby the Company desires to acquire or license all of Digi's tangible and intangible assets, intellectual property and personal property related to the business of layer 2 through layer 7 switches in exchange for issuing shares of the Company's stock, representing 19.9% of the fully diluted capitalization of the Company, to Digi. The Agreement was set to close July 31, 2002 but was amended to close on March 31, 2003. As the Company did not have an equity financing, no shares were issued to Digi. However, the Company did have full use of the related assets and intellectual property.

     In May 2002, the Company entered into a Distribution Agreement with Digi whereby the Company became the exclusive, worldwide distributor of Digi's product, as defined.

     In March 2003, Digi and Douglas J. Glader entered into an Option and License Agreement whereby Digi terminates its Purchase and License Agreement with the Company and grants Douglas J. Glader, the Company's president and chief executive officer, the right to purchase the right, title and interest in the tangible and intangible assets, intellectual property and personal property related to the business which was previously covered by the Purchase Agreement between the Company and Digi for $300,000. The option terminated on September 25, 2003.

     In August 2003, the Company entered into an Assignment and Assumption Agreement with Douglas J. Glader whereby Douglas J. Glader assigns his option to purchase certain tangible property, finished goods inventory, furniture, capital equipment and intellectual property rights from Digi to the Company with the consent of Digi.

     In September 2003, the Company exercised the option and paid Digi $300,000 for the rights, title and interest in the assets described in the Assignment and Assumption Agreement. The $300,000 purchase price included $267,960 of inventory and $32,040 of fixed assets. These assets and the related payable have been reflected in the balance sheet of the Company at December 31, 2002.


                                    Continued
                                       13

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued

11.  SEGMENT  INFORMATION

     The Company operates in one segment, using one measure of profitability to manage its business. Revenues for geographic regions are based upon the customer's location.

     The  period  from  May  1,  2002  (date of inception) to December 31, 2002,
     $150,475 revenue was attributed to the United States, $15,900 was attributed to Australia and $8,993 was attributed to Asia.

     All  of  the  Company's long-lived assets are located in the United States.

12.  SUBSEQUENT  EVENTS

     2003  STOCK  OPTION  PLAN

     In August 2003, the board of directors adopted the 2003 Stock Option Plan (the "Plan"). The Plan provides for the issuance of both incentive stock options and nonqualified stock options. Nonqualified and incentive stock options may be granted to employees, consultants, and directors of the Company. The Plan provides for the grant of incentive and nonqualified stock options to purchase up to 2,500,000 shares of common stock.

     SETTLEMENT  AGREEMENT

     The Company failed to pay its rental obligation to its landlord for January, February and March 2003. On April 2, 2003, the landlord obtained a judgment and order directing an issuance of writ of possession of real property and money judgment. Pursuant to the Settlement Agreement and Mutual Release between the Company and the landlord, the Company delivered a check to the landlord in the amount of $66,225 in full satisfaction of the judgment on July 31, 2003.

     CONVERTIBLE  NOTES  PAYABLE

     In January 2003, the Company issued a convertible note payable in the amount of $25,000 to an investor. The principal amount of the convertible note payable, together with interest at 0.5% per month is due and payable upon demand by the holders of the note on or after March 31, 2003. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into Series B preferred stock at the purchase price paid for the Series B preferred stock at the first closing. The Company must also pay a monthly fee of 1.5% of the outstanding principal amount of the note. Additionally, the holder of the note is entitled to 2% of the outstanding principal amount of the note per month in shares of the Company's common stock. The note is collateralized by a senior security interest in all of the assets of the Company, held pro rata with the other outstanding senior secured creditors and solely subordinate to senior bank financing or senior secured financing from a corporate strategic partner of the Company.

     In April 2003, the Company issued a convertible note payable in the amount of $250,000 to an investor. The principal amount of the convertible note payable, together with interest at 0.5% per month is due and payable on or after March 31, 2004. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into Series B preferred stock at the purchase price paid for the Series B preferred stock at the first closing. The note is collateralized by a senior security interest in all of the assets of the Company, held pro rata with the other outstanding senior secured creditors and solely subordinate to senior bank financing or senior secured financing from a corporate strategic partner of the Company.


                                    Continued
                                       14

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued



12.  SUBSEQUENT  EVENTS,  continued

     CONVERTIBLE  NOTES  PAYABLE,  continued

     In July 2003, the outstanding principal amount of the convertible notes payable of $1,355,000 and accrued interest and loan fees of $258,833 was converted into 3,227,666 shares of common stock using a conversion rate of $0.50 per share. Additionally, the Company issued 361,893 shares of common stock to the note holders in accordance with the agreements.

     In  October  2003,  the  Company issued an unsecured convertible promissory note in the amount of $500,000 to an investor. The principal amount of the convertible note payable, together with interest at 8% per annum is due and payable on April 22, 2004. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into common stock at a conversion rate of $2.00 per share. Additionally, the Company issued warrants to purchase 31,250 shares of common stock with an exercise price of $2.00 per share. The warrant is exercisable immediately and expires in October 2006.

     TRANSACTIONS  WITH  EMPLOYEES

     Due to the Company's cash position and lack of ability to obtain additional financing, the Company was forced to terminate all of its employees on March 31, 2003. In April 2003, the Company rehired its chief executive officer and its chief financial officer to restart its operations and to continue to search for financing or a possible merger transaction. In April 2003, the Company reached agreement with its former employees and executed Settlement and Release Agreements whereby the former employees gave up their right to their accrued unpaid salary in exchange for common stock of the Company equal to two times their accrued salary with a fair value of $0.01 per share. For example, for each dollar of accrued salary the employee earned, they received 2 shares of common stock with a fair value of $.01 per share. The Company issued 1,120,388 shares of its common stock to former employees for their unpaid accrued salary through March 2003. Beginning in May 2003, the Company began to rehire some of its former employees.

     SOFTWARE  LICENSE  AGREEMENT

     The Company entered into an agreement with LVL7 Systems, Inc. for a non-exclusive, non-transferable license of the LVL7 fastpath software for $145,000 and annual maintenance in the amount of $50,000. The Company has paid $75,000 for the completion of the phase 1 deliverable. Additionally, the Company has paid $60,000 for consulting work done by LVL7 Systems, Inc. Additional fees are to be paid at the completion of phases pursuant to the agreement.

     ADVISORY/CONSULTING  AGREEMENTS

     In May 2003, the Company entered into an advisory agreement with Cagan McAfee Capital Partners, LLC ("CMCP"). The Company will engage CMCP for a period commencing May 1, 2003 and ending December 31, 2004 to assist in a $5 million financing. The Company agreed to sell CMCP 2,000,000 shares of its common stock at $0.001 per share, which was purchased in August 2003 by CMCP. These shares are subject to repurchase by the Company at the purchase price and vest (repurchase right lapses) upon the attainment of certain milestones relating the amount of funding the Company receives. The agreement expires December 31, 2004.


                                    Continued
                                       15

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued


12.  SUBSEQUENT  EVENTS,  continued

     ADVISORY/CONSULTING  AGREEMENTS,  continued

     In June 2003, the Company entered into an advisory agreement with Tom C. Marsella, representing Marsella Financial Group, LLC, to assist in finding investors for a financing. The Company will issue warrants to purchase shares of its common stock equal to 5% of the amount invested by investors referred to the Company by Marsella Financial Group, LLC at an exercise price of $0.075 per share for investments made at the phase I offering price of $0.50 per share and an exercise price of $1.00 per share for investments made at the phase II offering price of $1.00 per share. In June 2003, the Company issued warrants to purchase 10,000 shares of common stock with an exercise price of $0.075 per share. The warrants are exercisable immediately and expire in June 2008. In July 2003, the Company issued warrants to purchase 6,000 shares of common stock with an exercise price of $1.00 per share. The warrants are exercisable immediately and expire in July 2008.

     In June 2003, the Company entered into a consulting agreement with Liviakis Financial Communication, Inc. ("Consultant") whereby the consultant agreed to provide a range of consulting services pursuant to the agreement. As compensation for services to be provided, the Company agreed to issue a warrant to purchase 500,000 shares of common stock at an exercise price of $0.001 per share. The warrant is exercisable immediately upon signing the agreement and will expire in June 2008. The warrant was exercised in June 2003.

     In June 2003, the Company executed an Advisory Agreement with Charles Boucher ("Advisor") to assist in finding investors for a financing. The Company will pay the Advisor $10,000 per month as an advisory fee, which will be accrued until initial funding in an amount of not less that $4 million is received from investors referred to the Company by the Advisor and other parties working with the Advisor. Additionally, the Company issued a warrant to purchase 250,000 shares of common stock at $0.75 per share. The warrant is exercisable immediately and expires in June 2008. The warrant is subject to repurchase by the Company for $100 in the event that the Company does not receive $4 million from investors referred to the Company by the Advisor or other parties working with the Advisor by December 2003.

     In July, the Company engaged Instream Partners LLC ("Instream") to provide general financial advisory services in connection with the Company's proposed transaction to raise approximately $5 million of equity. The Company will pay Instream a non-refundable monthly retainer of $10,000, which will accrue until at least $1 million of financing has been received by the Company. Upon the completion of a financing, the Company will pay Instream a cash fee of 7% of the gross proceeds of all securities sold. Additionally, the Company will issue a warrant to Instream to purchase 10% of the securities sold in the financing. The warrant will have an exercise price equal to the purchase price of the securities sold and expire five years from the date of issuance. Instream will exclude from its compensation any amount paid to Charles Boucher, in either cash or warrants, for services provided by Charles Boucher related to the financing.

     In October 2003, the Company entered into a consulting agreement whereby the consultant agreed to provide a range of consulting services pursuant to the agreement. As compensation for services to be provided, the Company issued a warrant to purchase 6,125 shares of common stock at an exercise price of $2.00 per share. The warrant is exercisable immediately upon signing the agreement and will expire in October 2006.


                                    Continued
                                       16

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued


12.  SUBSEQUENT  EVENTS,  continued

     LEASE

     In June 2003, the Company entered into a six month agreement for the sublease of 3,200 square feet of space for $1.00 per square foot plus $2,300 in monthly common area expenses and a one time deposit of $3,200. Upon expiration, the sublease will renew monthly.

     PRIVATE  PLACEMENTS

     In June 2003, the Company sold 808,000 shares of common stock at $0.50 per share and issued warrants to purchase 404,000 shares of common stock at a purchase price of $0.75 per share. The warrants are exercisable immediately and expire in June 2008.

     In August 2003, the Company sold 1,695,000 shares of common stock at $1.00 per share.

     MERGER  AGREEMENT

     On June 24, 2003, Zowcom, Inc. ("Zowcom"), an inactive publicly-traded company, entered into a definitive agreement with the Company whereby Zowcom agreed to acquire the Company by issuing common stock in exchange for all the outstanding common stock of the Company. On October 15, 2003, the shareholders of Zowcom voted to approve the merger. On October 16, 2003, Zowcom merged with the Company and issued 19,617,947 shares of Zowcom's common stock to the stockholders of the Company in exchange for all of the issued and outstanding shares of the Company's common stock. Additionally, Zowcom assumed all outstanding warrants and options of the Company. After the merger, the separate corporate existence of the Company ceased, and Zowcom continued as the surviving corporation under the name Procera Networks, Inc.

                                  UNAUDITED CONDENSED FINANCIAL STATEMENTS:

                                           PROCERA NETWORKS, INC.
                                      (a development stage enterprise)

                                          CONDENSED BALANCE SHEETS

                               As of September 30, 2003 and December 31, 2002


                                                                             September 30,    December 31,
                                                                                 2003             2002
                                                                            ---------------  --------------
                                                                              (Unaudited)
                                       ASSETS
Current assets:
  Cash and cash equivalents                                                 $      679,590           7,854
  Accounts receivable, net                                                          23,086          23,289
  Inventory                                                                        130,027         127,995
  Prepaid expenses                                                                 175,474          29,941
                                                                            ---------------  --------------
    Total current assets                                                         1,008,177         189,079

Property and equipment, net                                                        128,682          57,047
Other assets                                                                        50,615               -
                                                                            ---------------  --------------

    Total assets                                                            $    1,187,474   $     246,126
                                                                            ===============  ==============

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                                          $      112,179   $     142,059
  Accrued liabilities                                                              244,711         524,032
  Deferred revenue                                                                  27,698               -
  Convertible notes payable                                                              -       1,080,000
                                                                            ---------------  --------------
    Total current liabilities                                                      384,588       1,746,091
                                                                            ---------------  --------------

Commitments and contingencies (Note 6)

Stockholders' equity (deficit):
  Preferred stock, $0.001 par value; 20,000,000 shares authorized;
    none issued and outstanding at September 30, 2003 and December 31, 2002              -               -
  Common stock, $0.001 par value, 50,000,000 shares authorized;
    19,617,947 and  8,115,000 shares issued and outstanding at
    September 30, 2003 and December 31, 2002, respectively                          19,618           8,115
  Additonal paid-in capital                                                      3,826,147               -
  Common stock subscriptions                                                             -           2,204
  Receivable for stock                                                                   -          (1,200)
  Deficit accumulated during the development stage                              (3,042,879)     (1,509,084)
                                                                            ---------------  --------------
    Total stockholders' equity (deficit)                                           802,886      (1,499,965)
                                                                            ---------------  --------------
    Total liabilities and stockholders' equity (deficit)                    $    1,187,474   $     246,126
                                                                            ===============  ==============

                     The accompanying notes are an integral
                  part of these condensed financial statements.

                                        PROCERA NETWORKS, INC.
                                   (a development stage enterprise)

                                  CONDENSED STATEMENTS OF OPERATIONS
                                             (UNAUDITED)

                                    Period from
                                    May 1, 2002       Three Months Ended        Nine Months Ended
                                (date of inception)      September 30,            September 30,
                                          to         ---------------------  -------------------------
                                September 30, 2003      2003       2002         2003         2002
                               --------------------  ----------  ---------  ------------  -----------

Sales                          $           185,810   $   6,399     17,400   $    10,442   $  146,525
Cost of sales                               94,411       4,536      4,047         4,536       28,240
                               --------------------  ----------  ---------  ------------  -----------
    Gross profit                            91,399       1,863     13,353         5,906      118,285
                               --------------------  ----------  ---------  ------------  -----------


Operating expenses:
  Engineering                            1,113,231     342,000    277,046       558,686      382,374
  Sales and marketing                      505,469     110,020    169,864       181,231      204,536
  General and administrative             1,238,750     258,786    274,733       600,085      473,862
                               --------------------  ----------  ---------  ------------  -----------
    Total operating expenses             2,857,450     710,806    721,643     1,340,002    1,060,772
                               --------------------  ----------  ---------  ------------  -----------

    Loss from operations                (2,766,051)   (708,943)  (708,290)   (1,334,096)    (942,487)

Other income (expense)
  Other income                              11,838          42          -            42       15,000
  Interest expense                        (288,666)    (75,473)   (25,099)     (199,741)     (28,139)
                               --------------------  ----------  ---------  ------------  -----------

    Net loss                   $        (3,042,879)  $(784,374)  (733,389)  $(1,533,795)  $ (955,626)
                               ====================  ==========  =========  ============  ===========

                     The accompanying notes are an integral
                  part of these condensed financial statements.

                                                     PROCERA NETWORKS, INC.
                                                (a development stage enterprise)

                                               CONDENSED STATEMENTS OF CASH FLOWS
                                                          (UNAUDITED)

                                                                                       Period from
                                                                                       May 1, 2002           Nine Months Ended
                                                                                   (date of inception)         September 30,
                                                                                            to           ------------------------
                                                                                   September 30, 2003       2003        2,002
                                                                                   --------------------  ------------  ----------
Cash flows from operating activities:
  Net loss                                                                         $        (3,042,879)  $(1,533,795)  $(955,626)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
  Gain on disposal of fixed assets                                                             (11,796)            -           -
  Common stock subscribtions issued in connection
    with convertible notes payable                                                              29,277        28,273         416
  Depreciation                                                                                   7,653         6,456         399
  Stock based compensation                                                                      33,719        33,719           -
  Noncash expense associated with warrants issued to consultants                                60,075        60,075           -
  Issuance of common stock for services rendered                                                20,000        20,000           -
  Issuance of common stock to former employees for conversion of unpaid salary                  11,204        11,204           -
  Accrued interest and loan fees on converrtible notes payable                                 258,833       171,533      27,723
  Changes in assets and liabilities:
    Accounts receivable                                                                        (23,086)          203     (29,787)
    Prepaid expenses                                                                          (175,474)     (145,533)    (30,795)
    Inventory                                                                                 (130,027)       (2,032)    (13,869)
    Other assets                                                                               (50,615)      (50,615)          -
    Accounts payable                                                                           112,179       (29,880)    156,183
    Accrued liabilities                                                                        193,914      (192,021)    129,715
    Deferred revenue                                                                            27,698        27,698           -
                                                                                   --------------------  ------------  ----------
      Net cash used in operating activities:                                                (2,679,325)   (1,594,715)   (715,641)
                                                                                   --------------------  ------------  ----------

Cash flows used in investing activities:
  Purchase of property and equipment                                                           (88,742)      (78,091)     (6,207)
  Proceeds from sale of property and equipment                                                  15,000             -           -
                                                                                   --------------------  ------------  ----------
      Net cash used in investing activities                                                    (73,742)      (78,091)     (6,207)
                                                                                   --------------------  ------------  ----------

Cash flows provided by financing activities:
  Proceeds from issuance of common stock                                                        11,865         3,750       4,045
  Proceeds from convertible notes payable                                                    1,355,000       275,000     730,000
  Proceeds from private placements                                                           2,065,292     2,065,292           -
  Proceeds from exercise of warrant                                                                500           500           -
                                                                                   --------------------  ------------  ----------
      Net cash provided by financing activities                                              3,432,657     2,344,542     734,045
                                                                                   --------------------  ------------  ----------

Net increase in cash and cash equivalents                                                      679,590       671,736      12,197

Cash and cash equivalents, beginning of period                                                       -         7,854           -
                                                                                   --------------------  ------------  ----------

Cash and cash equivalents, end of period                                           $           679,590   $   679,590   $  12,197
                                                                                   ====================  ============  ==========

Supplementary disclosure of non-cash transactions:
  Issuance of common stock subscription in exchang for a receivable in connection
    with an advisory agreement                                                     $             1,200   $         -   $       -
                                                                                   ====================  ============  ==========
  Issuance of common stock pursuant to common stock subscriptions                  $            30,477   $    30,477   $       -
                                                                                   ====================  ============  ==========
  Property and equipment acquired with accrued liabilities                         $            50,797   $         -   $       -
                                                                                   ====================  ============  ==========
  Issuance of common stock upon conversion of notes payable                        $         1,355,000   $ 1,355,000   $       -
                                                                                   ====================  ============  ==========
  Conversion of accrued interest and loan fees on convertible notes payable into
    common stock                                                                   $           258,833   $   258,833   $       -
                                                                                   ====================  ============  ==========

                     The accompanying notes are an integral
                  part of these condensed financial statements.

NOTES  TO  THE  CONDENSED  FINANCIAL  STATEMENTS  (UNAUDITED)

     1.     BASIS  OF  PRESENTATION

     The accompanying unaudited condensed financial statements of Procera Networks, Inc. (the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions of Regulation S-B Item 310(b) and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the accompanying unaudited interim condensed financial statements have been prepared on the same basis as the audited annual financial statements, and include all adjustments, consisting of normal recurring adjustments, considered necessary for a fair representation of the interim periods presented. Operating results for the three and nine month periods ended September 30, 2003 are not necessarily indicative of the results that may be expected for any other interim period or the full fiscal year ending December 31, 2003. The unaudited condensed financial statements should be read in conjunction with the audited annual financial statements and footnotes thereto.

     The Company maintains its accounting records on a 52-53 week fiscal year with the reporting period ending on the Sunday closest to the calendar month end. The third quarters of 2003 and 2002 ended September 28, 2003 and September 29, 2002, respectively. For convenience, the accompanying financial statements have been shown as ending on the last day of the calendar month.

     The Company is in the development stage as of September 30, 2003. Successful completion of the Company's development program and, ultimately the attainment of profitable operations is dependent on future events, including maintaining adequate financing to fulfill its development activities, and achieving a level of sales adequate to support the Company's cost structure.

     The Company has experienced net losses since its inception and had an accumulated deficit of $3,042,879 at September 30, 2003. Such losses are attributable to cash and non-cash expenses resulting from costs incurred in the development of the Company's services and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and promote its services. The Company will require additional funding and may sell additional shares of its common stock or preferred stock through private placement or further public offerings. There can be no assurance that the Company will be able to obtain additional debt or equity financing, if and when needed, on terms acceptable to the Company. Any additional equity or debt financing may involve substantial dilution to the Company's stockholders, restrictive covenants or high interest costs. The failure to raise needed funds on sufficiently favorable terms could have a material adverse effect on the Company's business, operating results and financial condition. The Company's long-term liquidity also depends upon its ability to increase revenues from the sale of its products and achieve profitability. The failure to achieve these goals could have a material adverse effect on the operating results and financial condition of the Company.

     2.     STOCK  BASED  COMPENSATION

     The Company accounts for stock-based employee compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25,
"Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure - an Amendment of FASB Statement No. 123." The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair market recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                            THREE MONTHS ENDED       NINE MONTHS ENDED
                              SEPTEMBER  30,           SEPTEMBER  30,
                          ----------------------  ------------------------
                             2003        2002         2003         2002
                          ----------  ----------  ------------  ----------
Net loss as reported      $(784,374)  $(733,389)  $(1,533,795)  $(955,626)
Add: Stock-based
employee
compensation expense
included in reported
net loss, net of related
tax effects                  33,719      ------        33,719      ------
Deduct: Total stock-
based employee
compensation expense
determined under fair
value based method for
all awards, net of
related tax effects         (33,719)    -------       (33,719)     ------
                          ----------  ----------  ------------  ----------
Pro forma net loss        $(784,374)  $(733,389)  $(1,533,795)  $(955,626)
                          ==========  ==========  ============  ==========

     3.     INVENTORIES

     At September 30, 2003 and December 31, 2002 all inventory on hand were finished goods.


     4.     CONVERTIBLE  NOTES  PAYABLE

     In January 2003, the Company issued a convertible note payable in the amount of $25,000 to an investor. The principal amount of the convertible note payable, together with interest at 0.5% per month is due and payable upon demand by the holders of the note on or after March 31, 2003. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into Series B preferred stock at the purchase price paid for the Series B preferred stock at the first closing. The Company must also pay a monthly fee of 1.5% of the outstanding principal amount of the note. Additionally, the holder of the note is entitled to 2% of the outstanding principal amount of the note per month in shares of the Company's common stock. The note is collateralized by a senior security interest in all of the assets of the Company, held pro rata with the other outstanding senior secured creditors and solely subordinate to senior bank financing or senior secured financing from a corporate strategic partner of the Company.

     In April 2003, the Company issued a convertible note payable in the amount of $250,000 to an investor. The principal amount of the convertible note payable, together with interest at 0.5% per month is due and payable on or after March 31, 2004. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into Series B preferred stock at the purchase price paid for the Series B preferred stock at the first closing. The note is collateralized by a senior security interest in all of the assets of the Company, held pro rata with the other outstanding senior secured creditors and solely subordinate to senior bank financing or senior secured financing from a corporate strategic partner of the Company.

     In July 2003, the outstanding principal amount of the convertible notes payable of $1,355,000 and accrued interest and loan fees of $258,833 was converted into 3,227,666 shares of common stock using a conversion rate of $0.50 per share. Additionally, the Company issued 361,893 shares of common stock to the note holders in accordance with the agreements valued at $29,277.

     5.     COMMITMENTS  AND  CONTINGENCIES

     In June 2003, the Company entered into a six month agreement for the sublease of 3,200 square feet of space for $1.00 per square foot plus $2,300 in monthly common area expenses and a one time deposit of $3,200. Upon expiration, the sublease will renew monthly.

     The Company failed to pay its rental obligation to its landlord for January, February and March 2003. On April 2, 2003, the landlord obtained a judgment and order directing an issuance of writ of possession of real property and money judgment. Pursuant to the Settlement Agreement and Mutual Release between the Company and the landlord, the Company delivered a check to the landlord in the amount of $66,225 in full satisfaction of the judgment on July 31, 2003.

     6.     TRANSACTIONS  WITH  EMPLOYEES

     Due to the Company's cash position and lack of ability to obtain additional financing, the Company was forced to terminate all of its employees on March 31, 2003. In April 2003, the Company rehired its chief executive officer and its chief financial officer to restart its operations and to continue to search for financing or a possible merger transaction. In April 2003, the Company reached agreement with its former employees and executed Settlement and Release Agreements whereby the former employees gave up their right to their accrued unpaid salary in exchange for common stock of the Company equal to two times their accrued salary with a fair value of $0.01 per share. For example, for each dollar of accrued salary the employee earned, they received 2 shares of common stock with a fair value of $0.01 per share. The Company issued 1,120,388 shares of its common stock to former employees for their unpaid accrued salary through March 2003. Beginning in May 2003, the Company began to rehire some of its former employees.

     7.     PRIVATE  PLACEMENTS

     In June 2003, the Company sold 808,000 shares of common stock at $0.50 per share and issued warrants to purchase 404,000 shares of common stock at a purchase price of $0.75 per share resulting in gross proceeds of $404,000. The warrants are exercisable immediately and expire in June 2008.

     In August 2003, the Company sold 1,695,000 shares of common stock at $1.00 per share resulting in gross proceeds of $1,695,000.

     8.     2003  STOCK  OPTION  PLAN

     In August 2003, the board of directors adopted the 2003 Stock Option Plan (the "Plan"). The Plan provides for the issuance of both incentive stock options and nonqualified stock options. Nonqualified and incentive stock options may be granted to employees, consultants, and directors of the Company. The Plan provides for the grant of incentive and nonqualified stock options to purchase up to 2,500,000 shares of common stock. During the nine months ended September 30, 2003, the Company did not grant any stock options under the Plan.

     9.     ADVISORY/CONSULTING  AGREEMENTS

     In May 2003, the Company entered into an advisory agreement with Cagan McAfee Capital Partners, LLC ("CMCP"). The Company will engage CMCP for a period commencing May 1, 2003 and ending December 31, 2004 to assist in a $5 million financing. The Company agreed to sell CMCP 2,000,000 shares of its common stock at $0.001 per share, which was purchased in August 2003 by CMCP. These shares are subject to repurchase by the Company at the purchase price and vest (repurchase right lapses) upon the attainment of certain milestones relating the amount of funding the Company receives. The agreement expires
December  31,  2004.

     In June 2003, the Company entered into an advisory agreement with Tom C. Marsella, representing Marsella Financial Group, LLC, to assist in finding investors for a financing. The Company will issue warrants to purchase shares of its common stock equal to 5% of the amount invested by investors referred to the Company by Marsella Financial Group, LLC at an exercise price of $0.075 per share for investments made at the phase I offering price of $0.50 per share and an exercise price of $1.00 per share for investments made at the phase II offering price of $1.00 per share. In June 2003, the Company issued warrants to purchase 10,000 shares of common stock with an exercise price of $0.075 per share. The warrants are exercisable immediately and expire in June 2008. In July 2003, the Company issued warrants to purchase 6,000 shares of common stock with an exercise price of $1.00 per share. The warrants are exercisable immediately and expire in July 2008.

     In June 2003, the Company entered into a consulting agreement with Liviakis Financial Communication, Inc. ("Consultant") whereby the consultant agreed to provide a range of consulting services pursuant to the agreement. As compensation for services to be provided, the Company agreed to issue a warrant to purchase 500,000 shares of common stock at an exercise price of $0.001 per share. The warrant is exercisable immediately upon signing the agreement and
will  expire  in  June  2008.   The  warrant  was  exercised  in  June  2003.

     In June 2003, the Company executed an Advisory Agreement with Charles Boucher ("Advisor") to assist in finding investors for a financing. The Company will pay the Advisor $10,000 per month as an advisory fee, which will be accrued until initial funding in an amount of not less that $4 million is received from investors referred to the Company by the Advisor and other parties working with the Advisor. Additionally, the Company issued a warrant to purchase 250,000 shares of common stock at $0.75 per share. The warrant is exercisable immediately and expires in June 2008. The warrant is subject to repurchase by the Company for $100 in the event that the Company does not receive $4 million from investors referred to the Company by the Advisor or other parties working with the Advisor by December 2003.

     In July 2003, the Company engaged Instream Partners LLC ("Instream") to provide general financial advisory services in connection with the Company's proposed transaction to raise approximately $5 million of equity. The Company will pay Instream a non-refundable monthly retainer of $10,000, which will accrue until at least $1 million of financing has been received by the Company. Upon the completion of a financing, the Company will pay Instream a cash fee of 7% of the gross proceeds of all securities sold. Additionally, the Company will issue a warrant to Instream to purchase 10% of the securities sold in the financing. The warrant will have an exercise price equal to the purchase price of the securities sold and expire five years from the date of issuance. Instream will exclude from its compensation any amount paid to Charles Boucher, in either cash or warrants, for services provided by Charles Boucher related to the financing.

     10.     MERGER  AGREEMENT

     On June 24, 2003, Zowcom, Inc. ("Zowcom"), an inactive publicly-traded company, entered into a definitive agreement with the Company whereby Zowcom agreed to acquire the Company by issuing common stock in exchange for all the outstanding common stock of the Company. On October 15, 2003, the shareholders of Zowcom voted to approve the merger. On October 16, 2003, Zowcom merged with the Company and issued 19,617,947 shares of Zowcom's common stock to the stockholders of the Company in exchange for all of the issued and outstanding shares of the Company's common stock. Additionally, Zowcom assumed all outstanding warrants and options of the Company. After the merger, the separate corporate existence of the Company ceased, and Zowcom continued as the surviving corporation under the name Procera Networks, Inc.

     11.     RECENT  ACCOUNTING  PRONOUNCEMENTS

     In January 2003, the Financial Accountings Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. During October 2003, the FASB issued FASB Staff Position 46-6 which is effective for financial statements issued after October 9, 2003, and provides a broad deferral of the latest date by which all entities must apply FIN 46 to certain variable interest entities, to the first reporting period ending after December 15, 2003. The Company believes that the adoption of FIN 46 will not have a material impact on the financial position or results of operations of the Company.

     In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires that certain financial instruments, which under previous guidance could be accounted for as equity, be classified as liabilities in the statement of financial position. Mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the first fiscal period beginning after June 15, 2003. The Company adopted SFAS 150 on July 1, 2003 with no impact to its financial position or results of operations.


     12.     SUBSEQUENT  EVENTS

     In  October  2003,  the  Company issued an unsecured convertible promissory note in the amount of $500,000 to an investor. The principal amount of the convertible note payable, together with interest at 8% per annum is due and payable on April 22, 2004. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into common stock at a conversion rate of $2.00 per share. Additionally, the Company issued warrants to purchase 31,250 shares of common stock with an exercise price of $2.00 per share. The warrant is exercisable immediately and expires in October 2006. In December 2003, the outstanding principal amount of the convertible note payable and accrued interest of $5,918 was converted into 252,959 shares of restricted common stock.

     In October 2003, the Company entered into a consulting agreement whereby the consultant agreed to provide a range of consulting services pursuant to the agreement. As compensation for services to be provided, the Company issued a warrant to purchase 6,125 shares of common stock at an exercise price of $2.00 per share. The warrant is exercisable immediately upon signing the agreement and will expire in October 2006.

     In December 2003, the Company completed an offering of 2,172,500 shares of common stock at a price of $2.00 per share. The Company received proceeds of $2,172,500 for the issuance of 1,086,250 shares of common stock and warrants to purchase 1,086,250 shares of common stock with an exercise price of $2.00 per share. The investors have agreed to purchase the remaining 1,086,250 shares of common stock upon the effectiveness of a registration statement covering the common stock in this offering and will receive additional warrants to purchase 1,086,250 shares of common stock with an exercise price of $2.00 per share. The Company anticipates issuance costs to total $445,000 for the sale of all 2,172,500 shares of common stock. In connection with the offering, the Company will issue warrants to purchase 351,800 shares of common stock with an exercise price of $2.00 per share to the placement agents.